SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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WESTERN DIGITAL CORPORATION

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Stockholder Update Fall 2020

Forward-Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding the company’s product portfolio and growth opportunities, as well as expectations regarding our CEO’s future performance, market growth and industry trends. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Key risks and uncertainties include future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of restructuring activities and cost saving initiatives; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, divestitures, mergers and joint ventures; difficulties or delays in manufacturing; the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov, including our most recently filed periodic report, to which your attention is directed. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Headquarters: San Jose, CA Employees: ~64,000 Patents: ~13,500 Revenue: $16.7 Billion1 Addressable Market: $65 Billion in 2019 to $128 Billion by 20252 Global Data Infrastructure Leader The ongoing digital transformation is reshaping companies across every industry and how we live our daily lives. This transformation is significantly increasing the amount of data generated, stored and consumed – driving a vast, multi-year growth opportunity. Western Digital’s flash and hard drive products are foundational to this digital transformation, enabling rapid growth in the volume, velocity and value of data. Everywhere data lives, from cloud data centers to mobile sensors and personal devices on the edge, our industry-leading storage solutions deliver the possibilities of data. 1FY2020. 2 Source: WDC internal estimates

Thorough Independent Approach The Board appointed a special search committee led by Stephanie Streeter to oversee the CEO search process The Board also engaged a leading executive search firm to assist in the process, and identified a diverse pool of external and internal candidates to evaluate Search Focused on Key Skills and Experience Proven track record of operating successfully at scale Ability to define and execute on a growth strategy driven by innovation, operational excellence, and world-class talent development Proven business experience and deep technical knowledge Successful Leadership Transition In October 2019, we announced that Stephen Milligan intended to retire as CEO To ensure a seamless transition, Mr. Milligan agreed to serve as CEO until the appointment of his successor, and remained with the Company in an advisory role until September 2020 19 years at Cisco, most recently EVP and General Manager of Networking and Security Business, a $34B global technology franchise; led team of 25,000+ engineers Oversaw Cisco’s networking and security strategy and market acceleration, including development operations for expansive technology portfolio and strategic acquisitions Instrumental in defining Cisco’s threat-centric security strategy, transitioning business to a software & recurring revenue model, returning business to share-gaining growth David Goeckeler Chief Executive Officer Appointed March 2020 Robust Search Process to Identify New CEO CEO Transition Strong leadership to address COVID-19 complexities. David provided immediate leadership to ensure business and operational continuity for our customers and to prioritize the health and safety of our employees. Strategic reorganization of company into dedicated flash and HDD business units. Each business unit will focus on portfolio strategy, product development, engineering and product management while leveraging common go-to-market and operational functions. Immediate Leadership Impact

Compensation to Support Leadership Transition

Considerations for New CEO Compensation

In considering the appropriate structure and value of Mr. Goeckeler's compensation arrangement, the Board considered:

- The competitive market in our industry, and in particular Silicon Valley, and the need to attract top-tier talent
- How awards could be structured to align Mr. Goeckeler's interests with the long-term interests of our stockholders
- That a majority of the awards should be subject to rigorous performance conditions covering a multi-year period
- The **magnitude of foregone compensation** with his prior employer, and the need to replace substantial lost compensation opportunities in the near term, including:
  - **$26.5M in outstanding PSUs** at target performance[1]
  - **$12.0M in outstanding RSUs**, with ~$10.7M scheduled to vest before the end of July 2022[1]
  - **$1.3M fiscal 2020 target annual incentive award** opportunity

Resulting Compensation Structure

Transition Award Structure

- ✓ 100% of award includes service-based vesting requirements
- ✓ 90% of award is granted in equity that vests over multiple years
- ✓ 60% of award is contingent on three-year TSR performance that **requires above median performance for target payout**

Summary

$3.5M	Cash award with one-year clawback
$10.0M	RSU make-whole award that vest over two years
$20.5M	PSU award that vests based on 3-year relative TSR with **57th percentile performance target**, with maximum payout capped at 150%

Award structure establishes immediate and long-term alignment with stockholders

Go-Forward Target Total Direct Compensation

- ✓ Go-forward target total direct compensation is comparable to that of predecessor
- ✓ Represents a small increase to Mr. Goeckeler's target total direct compensation with prior employer to reflect expanded duties as CEO

[1]A portion of these PSUs were forfeited when Mr. Goeckeler's employment with his prior employer terminated, and Mr. Goeckeler remained eligible to vest in a portion of the PSUs under the award provisions for retirement. All of the RSUs were forfeited. For additional information on Mr. Goeckeler's fiscal 2020 compensation, see pages 52-55 of the 2020 proxy statement.

Western Digital.
© 2020 Western Digital Corporation or its affiliates. All rights reserved.
5

We contacted stockholders holding greater than 45% of shares outstanding in each of the last three years to offer engagements Over the past year, we reached out to over 30 of our stockholders representing approximately 60% of shares outstanding. We conducted calls with 14 of our top 25 holders, as well as several other holders, composed of investors with a variety of investment styles and geographic locations Our ongoing stockholder engagement includes director participation and helps inform our compensation practices Extensive, board-driven stockholder engagement helped shape and continues to influence compensation program design Engagement Helps Inform Compensation Design We reached out to stockholders representing over: Our engagement included: Lengthened performance period for our STI program and diversified metrics Lengthened performance and vesting period for PSUs Introduced standalone relative TSR metric for PSUs and capped payout at target in case of negative absolute TSR These changes were viewed positively by investors and we further refined our program in fiscal 2021 to reflect investor feedback (as detailed on the following page) Stockholder Feedback Led to Meaningful Compensation Changes in Recent Years

Executive Compensation Design Evolution

Our compensation program aligns performance with pay results

2020 Executive Compensation Overview

Pay Element	Vehicle	Measurement Period	Performance Link
Base Salary	Cash	Competitive with market/industry norms; adjusted for experience, responsibility, potential and performance	
Short-Term Incentives	Cash	One year	Non-GAAP Net Income
Long-Term Incentives	**PSUs** • CEO (60%) • Other NEOs (50%)	• All PSUs subject to 3-year vesting • 87.5% based on 3-year performance • 12.5% based on 2-year performance	• Relative TSR (50%) based on custom peer group • Revenue (25%) • Non-GAAP EPS (25%) • Pre-established relative Market Performance Adjustment (MPA) for financial metrics • TSR-based awards capped at 100% if absolute TSR is negative
	RSUs • CEO (40%) • Other NEOs (50%)	Pro-rata vesting over four years	Stock price performance

2021 Executive Compensation Overview

= *Indicates new feature*

Pay Element	Vehicle	Measurement Period	Performance Link
Base Salary	Cash	Competitive with market/industry practices; adjusted for experience, responsibility, potential and performance	
Short-Term Incentives	Cash	One year	• **Non-GAAP Operating Income (50%)** *better reflects core operations by excluding taxes and interest* • **Exabytes Shipped (25%)** *provides tangible operational milestones* • **Individual Performance (25%)** *allows for differentiation based on individual contributions*
Long-Term Incentives	**PSUs** • CEO (60%) • Other NEOs (50%)	• All PSUs subject to 3-year vesting • **100% based on 3-year performance** *reflects stockholder feedback*	• Relative TSR (50%) **based on S&P 500 constituents** *creates measure against broader equity market* • Revenue (25%) • Non-GAAP EPS (25%) • Pre-established relative MPA for financial metrics • TSR-based awards capped at 100% if absolute TSR is negative
	RSUs • CEO (40%) • Other NEOs (50%)	Pro-rata vesting over four years	Stock price performance

Western Digital.
© 2020 Western Digital Corporation or its affiliates. All rights reserved.
7

Experienced Board Provides Strong Oversight

Our Board is highly engaged and well-qualified, with diverse skillsets to effectively oversee our business strategy



Kimberly Alexy
Audit Committee Chair

Director since 2018
Principal, Alexy Capital Management

Deep expertise in finance, securities and corporate governance at several financial institutions and publicly held companies



Martin Cole
Compensation and Talent Committee Chair
Director since 2014
Former Chairman & CEO of Cloudera and Former Group CE - Technology of Accenture

Extensive senior executive leadership experience across a variety of business sectors and geographies



Kathleen Cote
Lead Independent Director

Director since 2001
Former CEO of Worldport Communications, Inc.

Seasoned executive with numerous years of experience overseeing global companies focused on technology and operations



Tunç Doluca

Director since 2018
President & CEO of Maxim Integrated

Over 30 years of executive leadership and technical experience in the semiconductor industry



David Goeckeler
CEO of Western Digital

Director since 2020

20 years in technical and leadership positions at Cisco and current role as Chief Executive Officer contributes indispensable knowledge



Matthew Massengill
Independent Chairman of the Board
Director since 2000
Former President & CEO of Western Digital

Many years as a Western Digital executive and Board member provide extensive experience directly relevant to our business



NEW

Paula Price
Director since June 2020
(former director from July 2014 to February 2019)
Advisor to and Former EVP & CFO of Macy's Inc.

Veteran financial leader with a deep knowledge of the data-driven strategies transforming consumer businesses



Stephanie Streeter
Governance Committee Chair

Director since 2018
Former CEO of Libbey Inc.

Extensive senior executive leadership experience overseeing companies with manufacturing and operations across the globe

Gender Diversity


50% Men
50% Women

Women in Board Leadership Roles:

- ✓ *Lead Independent Director*
- ✓ *Audit Committee Chair*
- ✓ *Governance Committee Chair*

Age


≤ 60 years
61-69 years
70+ years
1
3
4

Balanced Board Tenure[1]


<5 years
5-10 years
>10 years

Average Tenure: 7.2 Years[1]

[1]Calculation includes Paula Price's tenure as a director from July 2014 to February 2019

Western Digital
© 2020 Western Digital Corporation or its affiliates. All rights reserved.
8

2020 Annual Meeting Western Digital values your support on the 2020 ballot items Our Board recommends: A vote FOR Proposal 1 to elect each of the eight director nominees named in the proxy statement A vote FOR Proposal 2 to approve on an advisory basis the compensation of the Company’s named executive officers A vote FOR Proposal 3 to approve the amendment and restatement of the 2017 Performance Incentive Plan A vote FOR Proposal 4 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2021